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                                                                     EXHIBIT 4.4

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                           CARVER FEDERAL SAVINGS BANK

                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS

                                  JUNE 17, 1997

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Annual Meeting

      The Chairman stated that in order to provide consistency between the Bylaws of the Bank, and the Certificate of Incorporation of its holding company, Carver Bancorp, Inc., that it would be desirable to amend Article II, Section 2 of the Bank's Bylaws, which currently provides that the annual meeting of the stockholders of the Bank (the "Bank's Annual Meeting") be held no later than 120 days after the end of the Bank's fiscal year, to provide that the Bank's Annual Meeting be held no later than 150 days after the end of the Bank's fiscal year (the "Annual Meeting Bylaw Amendment").

      NOW, THEREFORE, following discussion, upon motion duly made, seconded, and adopted, it was:

            RESOLVED, that Article II, Section 2 of the Bank's Bylaws be amended to read as follows:

                               Section 2. Annual Meeting. A meeting of
                   stockholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 150 days after the end of the savings bank's fiscal year.

            FURTHER RESOLVED, that the Senior Vice President, Corporate Counsel and Corporate Secretary, be, and he hereby is, authorized, empowered and directed to cause to be prepared, executed and delivered, a notice or an application to the OTS for approval of the Annual Meeting Bylaw Amendment, consistent with the rules and regulations of the OTS and the Bank's Federal Stock Charter and Bylaws, in such form and manner as he, upon the advice of counsel, may deem necessary.
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                           CARVER FEDERAL SAVINGS BANK

                           ACTION OF SOLE SHAREHOLDER

                                NOVEMBER 14, 1997

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      CARVER BANCORP, INC., constituting the holder of all of the outstanding shares of common stock of Carver Federal Savings Bank (the "Bank"), a stock form savings bank organized and existing under the laws of the United States, does hereby consent to the adoption of the following amendments of the Bylaws of the Bank, to be effectively immediately and to have the same effect as if adopted at a meeting of stockholders called for this purpose:

Article III, Section 2

      RESOLVED, that the first sentence of Article III, Section 2 of the Bank's Bylaws be amended to read as follows:

      The board of directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible.

Article III, Section 3

      RESOLVED, that the following sentence be added to the end of Article III,
Section X of the Bank's Bylaws:

      Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.
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Article III, Section 5

      RESOLVED, that the last sentence of Article III, Section 5 of the Bank's Bylaws be amended to read as follows:

      Such participation shall constitute presence in person for all purposes.

Article III, Section 12

      RESOLVED, that both instances of the word "actual" be stricken from
Article III, Section 12 of the Bylaws, so that, as so amended, this provision will read as follows:

      Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

      IN WITNESS WHEREOF, the undersigned has caused this Action of Sole Shareholder to be signed on this 14th day of November, 1997.


                                    CARVER BANCORP, INC.


                                    By: /s/ Thomas L. Clark, Jr.
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                                        Thomas L. Clark, Jr.
                                        President and Chief Executive Officer